UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2021
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

4510 Cox Road,	Suite 201,
Richmond,	Virginia			23060
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 5, 2021, Synalloy Corporation (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Sally M. Cunningham, the Company’s Senior Vice President Chief Financial Officer. The following description of the Employment Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Employment Agreement replaces and supersedes the Employment Agreement between Ms. Cunningham and the Company dated March 1, 2019 (the “Original Employment Agreement”), when she served as the Company’s Vice President of Corporate Administration and Corporate Secretary. The substantive changes include changing Ms. Cunningham’s title to Senior Vice President and Chief Financial Officer and updating her current base salary. The Employment Agreement contains no other substantive changes when compared to the Original Employment Agreement.

The Employment Agreement is for a term of one year (termination date of February 28, 2022) and automatically renews at the end of each one-year period for an additional year unless either party gives notice of intent to terminate 90 days prior to the automatic extension date. The Employment Agreement provides for an annual base salary of $320,000. In addition, Ms. Cunningham is entitled to cash bonus compensation and restricted stock awards, both subject to the terms of the Company’s then-current incentive plan. Ms. Cunningham is also entitled to participate in all employee benefit plans of the Company. The Employment Agreement contains provisions for salary continuation benefits in the event of Ms. Cunningham’s disability or death under specified conditions during his term of employment with the Company. The Employment Agreement permits termination for cause and Ms. Cunningham’s voluntary resignation, with both events releasing the Company from obligations under the Employment Agreement. In the event of termination without cause or failure to renew the Employment Agreement, the Employment Agreement provides for the following: 0.75 times base salary, 0.50 times cash bonus and equity incentive compensation, nine months of health care reimbursement, and immediate vesting of any previously granted restricted stock awards. In the event of a change in control, wherein within two years after the occurrence of such event Ms. Cunningham is not retained in substantially the same or better role and at substantially the same or better compensation level as prior to the change in control, the Employment Agreement provides for the following: two times base salary; two times cash and equity incentive compensation; 24 months of health care reimbursement; immediate vesting of all previously granted restricted stock awards. The Employment Agreement also includes a covenant not to compete provision for a period of one year following termination of her employment for any reason, a non-solicitation provision for a period of 18 months following termination of her employment for any reason, and a confidentiality provision.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Employment Agreement between Synalloy Corporation and Sally M. Cunningham dated February 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Christopher G. Hutter
Christopher G. Hutter
Interim Chief Executive Officer

Dated: February 5, 2021